Exhibit 99.1

Marten Transport Announces Fourth Quarter and Year End Results

Reports highest net income and operating revenue for any quarter in Company history

MONDOVI, Wis., Jan. 27, 2015 (GLOBE NEWSWIRE) -- Marten Transport, Ltd. (Nasdaq/GS:MRTN) today reported the highest net income and operating revenue for any quarter in its history. For the fourth quarter of 2014, net income improved 22.8% to a record $9.0 million, or 27 cents per diluted share, from $7.3 million, or 22 cents per diluted share, for the fourth quarter of 2013. For the year ended December 31, 2014, net income decreased to $29.8 million, or 89 cents per diluted share, from $30.1 million, or 90 cents per diluted share, for the year ended December 31, 2013.

Operating revenue, consisting of revenue from truckload, dedicated, intermodal and brokerage operations, increased 4.4% to a record $173.5 million for the fourth quarter of 2014 from $166.2 million for the fourth quarter of 2013, and increased to $672.9 million for 2014 from $659.2 million for 2013. Operating revenue, net of fuel surcharges and MW Logistics, LLC (MWL) revenue, increased 7.5% to $144.6 million for the 2014 quarter from $134.5 million for the 2013 quarter, and increased 4.4% to $547.7 million for 2014 from $524.8 million for 2013. Fuel surcharge revenue decreased to $29.0 million for the fourth quarter of 2014 from $31.7 million for the 2013 quarter, and to $125.2 million for 2014 from $127.7 million for 2013. With the March 2013 deconsolidation of MWL, no MWL revenue was included in 2014 or in the fourth quarter of 2013, compared with $6.7 million in 2013.

Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharge revenue, improved to 88.7% for the fourth quarter of 2014 from 90.6% for the fourth quarter of 2013. The ratio was 90.7% for 2014 and 90.2% for 2013.

Chairman and Chief Executive Officer Randolph L. Marten said, "We are pleased to announce our most profitable quarter ever, as well as an operating ratio net of fuel surcharges that at 88.7% was our best quarterly performance in the last 10 years. In the face of a difficult driver recruiting and retention environment, we successfully grew the number of tractors for our Truckload and Dedicated segments by 78 tractors in this year's fourth quarter and by 161 tractors in 2014. We continue to drive gains in our key operating measures as our revenue per tractor increased 3.3% over last year's fourth quarter, our nineteenth consecutive quarterly increase."

"We also improved the profitability of our intermodal operations from an operating loss in this year's third quarter to a 95.9% operating ratio in the fourth quarter, through a combination of rate increases, lane selectivity and slight improvements in rail service. We made these strides even though more favorable fuel costs have been somewhat offset by higher insurance and claims expense and driver wages. Based on the foundation that has been laid by the smart, hard work and dedication of our people, we strongly believe we are well positioned to take advantage of the market's continuing tight capacity in 2015."

"Going forward to best illustrate our increasingly successful and operationally distinct business units, we have elected to move from two to four financial reporting segments. Therefore, starting with this quarter, we are reporting our results in Truckload, Dedicated, Intermodal and Brokerage segments instead of Truckload and Logistics segments. From our Truckload segment we have carved out our dedicated operations into a separate Dedicated segment – a growing provider of customized freight movement solutions tailored to meet individual customers' requirements, utilizing refrigerated trailers, dry vans and other specialized equipment. Our Logistics segment has now also been split into Brokerage and Intermodal. We believe reporting our results in this manner will provide our stakeholders better visibility and understanding into our business and reflect our operational structure."

Marten Transport, with headquarters in Mondovi, Wis., is one of the leading temperature-sensitive truckload carriers in the United States. Marten specializes in transporting and distributing food and other consumer packaged goods that require a temperature-controlled or insulated environment. Marten offers service in the United States, Canada and Mexico, concentrating on expedited movements for high-volume customers. Marten's common stock is traded on the Nasdaq Global Select Market under the symbol MRTN.

Since 2004, Marten Transport's results and consolidated financial statements have included the accounts of MWL, a third-party provider of logistics services to the transportation industry. On March 28, 2013, a member of MWL made a capital contribution to MWL. As a result, it was determined that MWL was no longer required to be consolidated. Accordingly, Marten deconsolidated MWL and started accounting for its ownership interest in MWL under the equity method of accounting, effective as of that date.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially from those expressed in such forward-looking statements. Important factors known to the Company that could cause actual results to differ materially from those discussed in the forward-looking statements are discussed in Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2013. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS: Tim Kohl, President, and Jim Hinnendael, Chief Financial Officer, of Marten Transport, Ltd., 715-926-4216.

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED BALANCE SHEETS

(Unaudited)

	December 31,	December 31,
(In thousands, except share information)	2014	2013

ASSETS
Current assets:
Cash and cash equivalents	$123	$13,650
Receivables:
Trade, net	72,263	70,869
Other	17,740	4,142
Prepaid expenses and other	16,860	15,274
Deferred income taxes	3,199	3,415
Total current assets	110,185	107,350
Property and equipment:
Revenue equipment, buildings and land, office equipment and other	645,972	579,925
Accumulated depreciation	(180,223)	(164,916)
Net property and equipment	465,749	415,009
Other assets	3,726	3,443
TOTAL ASSETS	$579,660	$525,802

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Checks issued in excess of cash balances	$745	$-
Accounts payable and accrued liabilities	29,775	38,624
Insurance and claims accruals	13,998	14,404
Total current liabilities	44,518	53,028
Long-term debt	24,373	-
Deferred income taxes	122,843	113,637
Total liabilities	191,734	166,665

Stockholders' equity:
Preferred stock, $.01 par value per share; 2,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $.01 par value per share; 48,000,000 shares authorized; 33,418,829 shares at December 31, 2014, and 33,301,048 shares at December 31, 2013, issued and outstanding	334	333
Additional paid-in capital	87,370	85,077
Retained earnings	300,222	273,727
Total stockholders' equity	387,926	359,137
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$579,660	$525,802

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months		Year
	Ended December 31,		Ended December 31,
(In thousands, except per share information)	2014	2013	2014	2013

OPERATING REVENUE	$173,547	$166,224	$672,929	$659,214

OPERATING EXPENSES (INCOME):
Salaries, wages and benefits	48,630	43,534	183,464	171,314
Purchased transportation	31,234	30,987	123,017	123,436
Fuel and fuel taxes	34,213	39,804	153,931	163,270
Supplies and maintenance	10,431	10,755	41,490	40,582
Depreciation	17,754	16,321	68,243	64,476
Operating taxes and licenses	1,862	1,704	7,140	7,110
Insurance and claims	8,247	6,321	27,240	23,681
Communications and utilities	1,547	1,362	5,798	5,212
Gain on disposition of revenue equipment	(1,027)	(848)	(4,387)	(5,972)
Other	4,264	3,601	15,987	14,110

Total operating expenses	157,155	153,541	621,923	607,219

OPERATING INCOME	16,392	12,683	51,006	51,995

OTHER	269	(94)	(667)	(392)

INCOME BEFORE INCOME TAXES	16,123	12,777	51,673	52,387
Less: Income before income taxes attributable to noncontrolling interest	-	-	-	84

INCOME BEFORE INCOME TAXES ATTRIBUTABLE TO MARTEN TRANSPORT, LTD.	16,123	12,777	51,673	52,303

PROVISION FOR INCOME TAXES	7,154	5,476	21,839	22,156

NET INCOME	$8,969	$7,301	$29,834	$30,147

BASIC EARNINGS PER COMMON SHARE	$0.27	$0.22	$0.89	$0.91

DILUTED EARNINGS PER COMMON SHARE	$0.27	$0.22	$0.89	$0.90

DIVIDENDS DECLARED PER COMMON SHARE	$0.025	$0.025	$0.10	$0.083

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

			Dollar	Percentage
			Change	Change
	Three Months		Three Months	Three Months
	Ended		Ended	Ended
	December 31,		December 31,	December 31,
(Dollars in thousands)	2014	2013	2014 vs. 2013	2014 vs. 2013
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$91,825	$92,112	$(287)	(0.3)%
Truckload fuel surcharge revenue	20,583	23,634	(3,051)	(12.9)
Total Truckload revenue	112,408	115,746	(3,338)	(2.9)

Dedicated revenue, net of fuel surcharge revenue	18,280	10,106	8,174	80.9
Dedicated fuel surcharge revenue	3,681	2,561	1,120	43.7
Total Dedicated revenue	21,961	12,667	9,294	73.4

Intermodal revenue, net of fuel surcharge revenue	17,458	19,458	(2,000)	(10.3)
Intermodal fuel surcharge revenue	4,716	5,503	(787)	(14.3)
Total Intermodal revenue	22,174	24,961	(2,787)	(11.2)

Marten Transport Brokerage revenue	17,004	12,850	4,154	32.3

Total operating revenue	$173,547	$166,224	$7,323	4.4%

Operating income:
Truckload	$12,440	$9,666	$2,774	28.7%
Dedicated	2,335	1,556	779	50.1
Intermodal	920	921	(1)	(0.1)
Brokerage	697	540	157	29.1
Total operating income	$16,392	$12,683	$3,709	29.2%

Operating ratio:
Truckload	88.9%	91.6%
Dedicated	89.4	87.7
Intermodal	95.9	96.3
Brokerage	95.9	95.8
Consolidated operating ratio	90.6%	92.4%

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

			Dollar	Percentage
			Change	Change
	Year		Year	Year
	Ended		Ended	Ended
	December 31,		December 31,	December 31,
(Dollars in thousands)	2014	2013	2014 vs. 2013	2014 vs. 2013
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$358,458	$366,798	$(8,340)	(2.3)%
Truckload fuel surcharge revenue	89,815	98,161	(8,346)	(8.5)
Total Truckload revenue	448,273	464,959	(16,686)	(3.6)

Dedicated revenue, net of fuel surcharge revenue	56,609	33,526	23,083	68.9
Dedicated fuel surcharge revenue	13,743	8,794	4,949	56.3
Total Dedicated revenue	70,352	42,320	28,032	66.2

Intermodal revenue, net of fuel surcharge revenue	75,447	71,764	3,683	5.1
Intermodal fuel surcharge revenue	21,645	20,749	896	4.3
Total Intermodal revenue	97,092	92,513	4,579	4.9

Brokerage revenue:
Marten Transport	57,212	52,746	4,466	8.5
MWL	-	6,676	(6,676)	(100.0)
Total Brokerage revenue	57,212	59,422	(2,210)	(3.7)

Total operating revenue	$672,929	$659,214	$13,715	2.1%

Operating income:
Truckload	$39,483	$39,290	$193	0.5%
Dedicated	7,136	5,575	1,561	28.0
Intermodal	1,735	4,014	(2,279)	(56.8)
Brokerage	2,652	3,116	(464)	(14.9)
Total operating income	$51,006	$51,995	$(989)	(1.9)%

Operating ratio:
Truckload	91.2%	91.5%
Dedicated	89.9	86.8
Intermodal	98.2	95.7
Brokerage	95.4	94.8
Consolidated operating ratio	92.4%	92.1%

MARTEN TRANSPORT, LTD.

OPERATING STATISTICS

(Unaudited)

	Three Months		Year
	Ended December 31,		Ended December 31,
	2014	2013	2014	2013
Truckload Segment:
Revenue (in thousands)	$112,408	$115,746	$448,273	$464,959
Average revenue, net of fuel surcharges, per tractor per week(1)	$3,698	$3,528	$3,618	$3,471
Average tractors(1)	1,890	1,987	1,900	2,027
Average miles per trip	696	652	682	645
Non-revenue miles percentage(2)	8.5%	9.9%	9.3%	10.4%
Total miles (in thousands)	50,009	51,651	199,168	211,122

Dedicated Segment:
Revenue (in thousands)	$21,961	$12,667	$70,352	$42,320
Average revenue, net of fuel surcharges, per tractor per week(1)	$3,359	$3,465	$3,322	$3,396
Average tractors(1)	414	222	327	189
Average miles per trip	346	332	337	350
Non-revenue miles percentage(2)	2.8%	5.0%	2.4%	8.2%
Total miles (in thousands)	10,233	5,646	31,543	19,046

Intermodal Segment:
Revenue (in thousands)	$22,174	$24,961	$97,092	$92,513
Loads	10,104	10,973	44,336	38,316
Average tractors	105	89	110	83

Brokerage Segment:
Total revenue (in thousands)	$17,004	$12,850	$57,212	$59,422
Marten Transport
Revenue (in thousands)	$17,004	$12,850	$57,212	$52,746
Loads	10,714	8,673	36,712	35,140
MWL
Revenue (in thousands)	$-	$-	$-	$6,676
Loads	-	-	-	3,758

At December 31, 2014 and December 31, 2013:
Total tractors(1)	2,420	2,255
Average age of company tractors (in years)	1.7	1.9
Total trailers	4,265	4,105
Average age of company trailers (in years)	2.5	2.4
Ratio of trailers to tractors(1)	1.8	1.8

	Three Months		Year
	Ended December 31,		Ended December 31,
(In thousands)	2014	2013	2014	2013

Net cash provided by operating activities	$23,588	$23,338	$81,971	$89,187
Net cash used for investing activities	23,403	9,994	118,606	74,722

Weighted average shares outstanding:
Basic	33,411	33,265	33,381	33,221
Diluted	33,697	33,525	33,678	33,429

(1)	Includes tractors driven by both company-employed drivers and independent contractors. Independent contractors provided 52 and 49 tractors as of December 31, 2014, and 2013, respectively.

(2)	Represents the percentage of miles for which the company is not compensated.